EXHIBIT 5.1

Squire Patton Boggs (US) LLP

1211 Avenue of the Americas, 26th Floor

New York, NY 10036

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squirepattonboggs.com

December 14, 2023

Webster Financial Corporation

200 Elm Street

Stamford, Connecticut 06902

Ladies and Gentlemen:

We have acted as counsel to Webster Financial Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Act”), of the Company’s Registration Statement on Form S-3 (together with all exhibits thereto, the “Registration Statement”), relating to the contemplated issuance and sale by the Company from time to time, in one or more series (if applicable), of its:

(i)	shares of common stock, par value $0.01 per share (the “Common Stock”);

(ii)	shares of preferred stock, par value $0.01 per share (the “Preferred Stock”);

(iii)

Preferred Stock represented by depositary receipts (the “Depositary Shares”) issued pursuant to one or more deposit agreements between the Company and a bank or trust company, as depositary (each, a “Deposit Agreement”);

(iv)

unsecured debt securities (the “Debt Securities”), which may be either senior debt securities or subordinated debt securities and which may be issued in one or more series under one or more indentures (each, an “Indenture” and, collectively, “Indentures”), entered into or proposed to be entered into between the Company and a trustee to be identified in the Indenture as trustee (the “Trustee”);

(v)

warrants to purchase (a) Common Stock (the “Common Stock Warrants”), (b) Preferred Stock (the “Preferred Stock Warrants”), or (c) Debt Securities (the “Debt Warrants” and, collectively with the Common Stock Warrants and the Preferred Stock Warrants, the “Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named therein (each, a “Warrant Agent” and, collectively, “Warrant Agents”);

(vi)

purchase contracts representing an obligation to purchase Common Stock, Preferred Stock, Depositary Shares, or Warrants (the “Purchase Contracts”), which may be issued under one or more purchase contract agreements proposed to be entered into by the Company (the “Purchase Contract Agreements”); and

(vii)

units consisting of any combination of two or more Securities (as defined herein) (the “Units”), which may be issued under one or more unit agreements proposed to be entered into by the Company (the “Unit Agreements”).

Together, the Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Purchase Contracts, and Units are the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any prospectus supplements thereto.

In connection with the registration of the Securities by the Company, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of the opinions expressed in paragraphs 1 through 7 below, including (i) the corporate and organizational documents of the Company, including the Fourth Amended and Restated Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”), and the Bylaws of the Company, as amended to date (the “Bylaws”), (ii) the resolutions of the Board of Directors of the Company with respect to the Registration Statement and the registration of the Securities, and (iii) the Registration Statement and exhibits thereto, including the Prospectus. In addition to the foregoing, we have made such investigations of law and fact as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination and in rendering the opinions expressed in paragraphs 1 through 7 below, we have assumed and relied upon, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us, (ii) the legal capacity and authority of all natural persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us, (iii) the truth, authenticity, accuracy and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals, (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete, (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of the opinions set forth below are true and correct, and (vi) that the officers and directors of the Company have properly exercised their fiduciary duties. As to all questions of fact material to the opinions and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon representations and certificates or comparable documents of officers and representatives of the Company.

In addition, we have assumed that in rendering the opinions in paragraphs 1 through 7 below that (i) a purchase, underwriting or similar agreement with respect to any Securities will have been duly authorized and approved and will be validly executed and delivered by the Company and the other parties thereto; (ii) each Indenture (and any required amendment or supplement to the Indenture), Deposit Agreement, Warrant Agreement, Purchase Contract Agreement and Unit Agreement (collectively, the “Securities Agreements”) will be duly authorized and approved and will be validly executed and delivered by the Company and the other parties thereto, (iii) the Registration Statement and any amendments thereto will have become effective and continue to be effective under the Act and comply with the Act at the time the Securities are offered or issued as contemplated by the Registration Statement and no stop order suspending its effectiveness will have been issued and remain in effect; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable prospectus supplement; (v) a prospectus supplement or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply at all relevant times with the Act; (vi) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary (A) to issue and sell the Securities being offered and (B) to execute and deliver the applicable purchase, underwriting or similar agreement, or other applicable operative document; (vii) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise and, with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the Certificate of Incorporation, as amended and in effect, and not otherwise reserved for issuance; (viii) at the time of issuance of the Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, and has the necessary corporate power for such issuance; (ix) at the time of issuance and delivery of the Securities, the Certificate of Incorporation, as amended and in effect, and then-operative Bylaws shall be in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof; and (x) the terms, execution and delivery of the Securities (A) do not result in breaches of, or defaults under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (B) comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon and subject to the foregoing qualifications, assumptions and limitations and subject to the further qualifications, assumptions and limitations set forth in this opinion letter, we are of the opinion that:

1. When (a) shares of Common Stock to be issued and sold by the Company have been duly authorized and approved by all requisite and appropriate corporate action by the Company (including the Board of Directors of the Company or a committee thereof), and (b) upon issuance, sale and delivery against payment therefor in accordance with such authorization and approval, the applicable definitive purchase, underwriting or similar agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and the applicable prospectus supplement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. When, as and if (a) any particular series of Preferred Stock has been authorized and duly established in accordance with the Certificate of Incorporation and applicable law, (b) the requisite and appropriate corporate action has been taken by the Company to authorize and approve the form, terms, issuance and delivery of shares of such Preferred Stock (and the filing of any required certificate of designation, amendment or supplement to the organizational documents of the Company), and (c) the shares of such Preferred Stock have been issued, sold and delivered against payment therefor in accordance with such authorization and approval, the applicable definitive purchase, underwriting or similar agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and the applicable prospectus supplement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. When, as and if (a) any Preferred Stock, represented in the form of Depositary Shares, has been duly authorized and duly established in accordance with the applicable Deposit Agreements, the Certificate of Incorporation and applicable law, (b) the requisite and appropriate corporate action has been taken by the Company to authorize and approve the form, terms, execution and delivery of such Depositary Shares (and any required amendment or supplement to the applicable Deposit Agreement), (c) the Preferred Stock represented by the Depositary Shares has been duly delivered to the depositary under the applicable Deposit Agreement, and (d) the depositary receipts evidencing the Depositary Shares have been duly executed, attested, issued and delivered by duly authorized officers in accordance with the Deposit Agreement, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement.

4. When, as and if (a) any particular series of Debt Securities and their issuance and sale have been duly authorized and established in accordance with the applicable Indenture and applicable law and without resulting in a default under, or breach of, any agreement or instrument binding upon the Company; (b) the requisite and appropriate corporate action has been taken by the Company to authorize and approve the form, terms, execution and delivery of the Debt Securities and the Indenture (and any required amendment or supplement to the Indenture) and (c) the Debt Securities have been duly executed, attested, authenticated, issued, sold and delivered in accordance with such authorization and approval, the applicable Indenture (and any required amendment or supplement to the Indenture) and applicable law and in the manner and for the consideration stated in the Registration Statement and the applicable prospectus supplement, then such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5. When, as and if (a) any particular series of Warrants has been duly authorized and duly established in accordance with the applicable Warrant Agreement and applicable law, (b) the requisite and appropriate corporate action has been taken by the Company to authorize and approve the form, terms, execution and delivery of such Warrants and the applicable Warrant Agreement (and any required amendment or supplement to the applicable Warrant Agreement), and (c) the Warrants have been (i) duly executed, attested, issued, sold and delivered by duly authorized officers against payment therefor in accordance with such authorization and approval, the applicable Warrant Agreement, the applicable definitive purchase, underwriting or similar agreement, the Registration Statement and any prospectus supplements relating thereto and applicable law and (ii) authenticated by the Warrant Agent, such Warrants (including any Warrants duly executed and delivered upon the exchange or conversion of Warrants that are exchangeable or convertible into another series of Warrants) will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

6. When, as and if (a) any Purchase Contracts have been duly authorized and duly established in accordance with the applicable Purchase Contract Agreement and applicable law, (b) the requisite and appropriate corporate action has been taken by the Company to authorize and approve the form, terms, execution and delivery of such Purchase Contracts, and (c) the Purchase Contracts have been duly executed, attested, issued, sold and delivered by duly authorized officers in accordance with such authorization and approval, the applicable Purchase Contract, the applicable Purchase Contract Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and the applicable prospectus supplement, such Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

7. When, as and if (a) any Units have been duly authorized and duly established in accordance with the applicable Unit Agreement and applicable law, (b) the requisite and appropriate corporate action has been taken by the Company to authorize and approve the form, terms, execution and delivery of such Units, and (c) the Units have been duly executed, attested, issued, sold and delivered by duly authorized officers in accordance with such authorization and approval, the applicable Unit Agreements and applicable law and in the manner and for the consideration stated in the Registration Statement and the applicable prospectus supplement, such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinions set forth above are subject to the following qualifications and exceptions:

(a) Our opinions set forth above are subject to (i) the effect of any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting creditors’ rights, (ii) the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law), and (iii) insofar as they relate to indemnification provisions, the effect of federal and state securities laws and public policy relating thereto.

(b) We express no opinion with respect to the enforceability of: (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty.

(c) To the extent that the obligations of the Company under any of the Securities Agreements may be dependent on such matters, we assume for purposes of our opinions that each agent or trustee under an applicable Securities Agreement is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such agent or trustee is duly qualified to engage in the activities contemplated by any applicable Securities Agreement; that each Securities Agreement has been duly authorized, executed and delivered by the applicable agent or trustee and constitutes the legally valid and binding obligations of such agent or trustee, enforceable against such agent or trustee in accordance with its terms; that the applicable agent or trustee is in compliance, generally and with respect to acting as an agent under the Securities Agreements with all applicable laws and regulations; and that the applicable agent or trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Securities Agreements.

(d) We have assumed that the laws of the State of New York will be chosen to govern each Security Agreement and that such choice is and will be a valid and legal provision.

Our opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware as in effect on the date hereof (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware as of the date hereof) insofar as they bear on the matters covered hereby. We do not express any opinion as to the laws of any other jurisdiction. The opinion expressed above is limited to the matters stated in this opinion letter, and no opinion is implied or may be inferred beyond those expressly stated in this opinion letter.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Commission.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This opinion is given as of the date of this opinion letter, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances, which may hereafter come to our attention or any changes in laws or judicial decisions which may hereafter occur.

Very truly yours,

/s/ Squire Patton Boggs (US) LLP

Squire Patton Boggs (US) LLP